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                                                                      EX 5.1

                         [ROSS & HARDIES LETTERHEAD]

                                 July 30, 1996



MacGregor Sports & Fitness, Inc.
8100 White Horse Road
Greenville, South Carolina  29611

                 Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

                 You have requested our opinion with respect to the registration by MacGregor Sports & Fitness, Inc. (the "Company") pursuant to a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 141,000 shares of the Company's Common Stock, $.02 par value per share (the "Common Stock"), issuable upon the exercise of options (the "Options") to purchase Common Stock as issued pursuant to the Stock Option Plan of MacGregor Sports & Fitness, Inc. (the "Plan").

                 In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed relevant and necessary to form a basis for the opinions hereinafter expressed. In conducting such examination, we have assumed (i) that all signatures are genuine, (ii) that all documents and instruments submitted to us as copies conform with the originals, and (iii) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. As to any facts material to this opinion, we have relied upon statements and representations of officers and other representatives of the Company and certificates of public officials and have not independently verified such facts.

                 Based upon the foregoing, it is our opinion that the Common Stock issuable upon the proper exercise of Options granted pursuant to the Plan will be validly issued, fully paid and non-assessable when issued in accordance with the Plan.

                 We express no opinion as to the laws of any jurisdiction other than the State of Illinois and the United States of America. Insofar as the foregoing opinion relates to matters that would be controlled by the substantive laws of any jurisdiction other than the United States of America or the State of Illinois, we have assumed that the substantive laws of such jurisdiction conform in all respects to the internal laws of the State of Illinois.
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MacGregor Sports & Fitness, Inc.
July 30, 1996
Page 2




                 We hereby consent to the reference to our firm in the Registration Statement relating to the registration of 141,000 shares of Common Stock issuable upon exercise of the Options described above.

                               Very truly yours,

                               ROSS & HARDIES





                               By:
                               ______________________________
                               A Partner